UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

October 15, 2015
(Date of Report)

October 12, 2015
(Date of Earliest Reported Event)

AMERICATOWNE Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609. (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713 (ISSUER TELEPHONE NUMBER)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2015, the Company entered into an Employment, Lock-Up and Options Agreement (the "Agreement") with Mr. Qingjun Wang to serve as the Company's Manager of Corporate Operations China. After a three-month probation, the term of the Agreement is three years with an option held by the Company to extend employment for another year. The Company has agreed to issue 20,000 shares of common stock to Mr. Wang in consideration of his services during the term following his three-month probation period. Additionally, the Company has agreed to provide Mr. Wang options to acquire up to 20,000 shares of stock for each year he is employed by the Company for up to five years. To the extent the Company has sufficient cash flow and capital, the Company may elect to include money compensation to Mr. Wang for his services.

Mr. Wang, a citizen and resident of China has a bachelor's degree in business from Peking University, China. Mr. Wang has worked in the medical field in China as well as in the export business. Mr. Wang is a certified translator and his responsibilities with the Company include developing business initiatives in China focusing on auto sales, education initiatives, export sales, and marketing. Mr. Wang also is responsible for matching exporters with buyers in China.

In addition to restrictions under the 1933 Securities Act, Mr. Wang has agreed to specific lock-up provisions once the Company issues his shares of common stock. He has agreed not to dispose or convey greater than ten-percent (10%) of his shares between the first day after the first year after issuance and the conclusion of the second year after issuance, and he shall not dispose or convey greater than twenty percent (20%) of the shares between the conclusion of the first year up to and after the first day of the third year after issuance. The lock-up period terminates immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the 1933 Securities Act, pursuant to which the aggregate price paid for the public to purchase of stock is at least $10.00, or on the third anniversary of the date of the agreement, whichever occurs first.

Exhibit	Description

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement - Mr. Qingjun Wang dated October 12, 2015

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By: /s/ Alton Perkins
Alton Perkins
Chairman of the Board, President, Chief Executive
Officer, Chief Financial Officer, Secretary
Dated: October 15, 2015